Exhibit 23.3

福建省福州市台江区望龙二路1号国际金融中心 （IFC）37 层 （350005）

电话：+86-591-87850803             传真：+86-591-87816904

37/F, IFC, No.1, Wanglong 2nd Avenue, Taijiang District, Fuzhou, Fujian 350005 P. R. China

Tel: +86-591-87850803      Fax: +86-591-87816904

www.allbrightlaw.com

August 29, 2025

Re:	WORK Medical Technology Group LTD

Ladies and Gentlemen:

We have acted as PRC counsel to WORK Medical Technology Group LTD (the “Company”), a company incorporated in the Cayman Islands, in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) covering an offering of up to $300,000,000 of the Company’s Class A ordinary shares, $0.0005 par value per share, debt securities, warrants, rights, and units, or any combination thereof.

We hereby consent to the use of this consent as an exhibit to the Registration Statement, to the use of our name as your PRC counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ALLBRIGHT LAW OFFICES (FUZHOU)

ALLBRIGHT LAW OFFICES (FUZHOU)